Exhibit 99.1

UTSTARCOM PROVIDES UPDATE ON INDEPENDENT INVESTIGATION OF
SALES CONTRACTS IN CHINA

Alameda, California, September 17, 2007 – UTStarcom, Inc. (Nasdaq: UTSI) today provided an update on the independent investigation of historical sales contracts in China. As previously announced on July 24, 2007, the Company is conducting an independent investigation of historical sales contracts with some of its customers in China. This investigation is being conducted by the Audit Committee of the Company’s Board of Directors with the assistance of independent legal counsel and forensic accountants.

The investigative phase of the audit committee’s investigation has now been completed and it has been concluded that one of the Company’s five regions in China was impacted by revenue recognition issues. Accordingly, the Company has determined that a portion of its revenue previously recorded in this region was recognized earlier than it should have been and that the financial statements for the affected periods should be restated. The revenue identified in the investigation will be deferred until such time as the Company can demonstrate that it has met all of its obligations under the contracts in question. The Company is reviewing the results of the completed phase of the investigation and is analyzing the impact on revenue recognition in the Western region of its China operations during the seven year period ended December 31, 2006. The Company does not expect this restatement to have any impact on its cash balances. The Company expects to complete this review within the next few weeks.

The Company’s Audit Committee, after consultation with management, concluded today that the Company’s previously issued financial statements for each of the fiscal years ended December 31 in the period 2000 through 2005, the financial statements for the interim periods contained in the Quarterly Reports on Form 10-Q filed with respect to each of these years, and the quarterly reports on Form 10-Q filed with respect to each of the two quarters in the period ended June 30, 2006 should not be relied upon.

“Although we need to restate our financial statements, the revenue is real; however it needs to be recognized in the applicable period,” stated Fran Barton chief financial

UTStarcom Inc.

1275 Harbor Bay Parkway

Alameda, CA 94502

officer. “In addition, we will continue to take the necessary steps to further augment our internal controls in order to prevent this problem from recurring.”

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. UTStarcom sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, UTStarcom has research and design operations in the United States, Canada, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, please visit the UTStarcom Web site at www.utstar.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information in this release regarding the timing and status of, and determinations resulting from, the Audit Committee’s independent investigation of certain historic sales contracts with some of the Company’s customers in China, the impact of the restatement on our financial and operating results and anticipated augmentation of internal controls, as well as other expectations and beliefs, are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the final conclusions of the Audit Committee (and the timing of such conclusions) concerning matters relating to the contracts review, the timing and ability of the Company to take actions to augment internal controls and other risks detailed from time to time in our SEC reports and filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Company Contact

Chesha Kamieniecki

Director of Investor Relations

UTStarcom, Inc.

510.749.1560

ckamieniecki@utstar.com

UTStarcom Inc.

1275 Harbor Bay Parkway

Alameda, CA 94502